UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2016

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)
250 Coromar Drive, Goleta, California	93117
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
2016 Annual Meeting of Stockholders
Deckers Outdoor Corporation (the “Company”) hereby announces that its Board of Directors has scheduled its 2016 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, September 12, 2016 at 1:00 p.m., Pacific Standard Time. The agenda for the Annual Meeting shall include (i) the election of ten (10) directors for terms expiring at the Annual Meeting; (ii) approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers; (iii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending March 31, 2017; and (iv) the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Stockholders of record as of the close of business on July 14, 2016 will be entitled to vote at the Annual Meeting.
The Company expects to file a Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy Statement”) that will provide important information about the matters to be voted upon at the Annual Meeting. Stockholders are encouraged to read the Definitive Proxy Statement (including any amendments or supplements thereto), as well as any additional soliciting material relating to the Annual Meeting that may be filed with the SEC, carefully and in its entirety before making any voting decisions. Stockholders will be able to obtain a free copy of these materials once they are filed with the SEC through the SEC’s website located at www.sec.gov. A copy of these materials will also be available free of charge on the Company’s website located at www.deckers.com by clicking on the “Investor Information” tab.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2016

Deckers Outdoor Corporation
/s/ Thomas Garcia
Thomas Garcia, General Counsel